UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 22, 2023

TOYOTA MOTOR CREDIT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California	1-9961	95-3775816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Headquarters Drive, Plano, TX 75024

(Address of principal executive offices, including zip code)

(469) 486-9300

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Medium-Term Notes, Series B Stated Maturity Date January 11, 2028	TM/28	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Effective September 22, 2023, Grace Mullings resigned from her role as principal accounting officer of Toyota Motor Credit Corporation (“TMCC”), in connection with her appointment as Vice President and Chief Accounting Officer of the Toyota Financial Services Americas Oceania Region.

The Board of Directors of TMCC has appointed Brittany Baird as its principal accounting officer effective September 22, 2023, in connection with her appointment as Vice President and Chief Accounting Officer of TMCC.

Ms. Baird, 36, previously served as General Manager and Financial Controllership, a role she held from June 2022 to September 2023. She previously served as Group Manager and Financial Controllership from March 2021 to June 2022. Ms. Baird also served as National Manager, Officer of the Chief Executive Officer from April 2019 to March 2021 and as National Manager, Accounting Transformation and Consulting at TMCC from October 2017 to April 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

Date: September 22, 2023	By:	/s/ Scott Cooke
Scott Cooke
Senior Vice President and Chief Financial Officer